Exhibit 99.8
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials sales)

Monthly Sales ($ in millions)*

	2006	2007	2008	2009	2010
January	110.4	133.3	132.9	92.5	98.0
February	116.3	111.6	135.4	80.8	97.1
March	119.6	131.2	129.9	85.7	109.1
April	117.0	132.7	144.2	83.3	118.8
May	124.1	134.5	141.6	80.5	114.4
June	128.6	132.6	138.9	91.8	123.3
July	117.7	127.5	151.6	89.3	113.1
August	126.5	152.8	131.3	80.3
September	113.3	157.8	144.2	98.1
October	132.8	137.3	139.7	99.1
November	123.0	132.8	105.7	93.2
December	110.2	101.0	78.5	79.0

12 Month Rolling Average ($ in millions)*

	2006	2007	2008	2009	2010
January	118.4	121.9	132.1	127.8	88.3
February	118.8	121.5	134.0	123.2	89.6
March	118.5	122.4	133.9	119.6	91.6
April	117.8	123.8	134.9	114.5	94.5
May	117.3	124.6	135.5	109.4	97.4
June	117.4	125.0	136.0	105.5	100.0
July	118.1	125.8	138.0	100.3	102.0
August	118.5	128.0	136.2	96.0
September	118.8	131.7	135.1	92.2
October	119.4	132.1	135.3	88.8
November	119.6	132.9	133.0	87.8
December	120.0	132.1	131.1	87.8

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.